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                                                                  EXHIBIT 10.16

                               NOTE AND AGREEMENT

                                                                   June 28, 1999

        FOR VALUE RECEIVED, the undersigned, RETIREMENT INNS III, LLC, a Delaware limited liability company ("BORROWER") promise to pay to the order of BANC ONE CAPITAL FUNDING CORPORATION, an Ohio corporation ("BOCFC"), the Additional Consideration, as hereinafter defined, without interest thereon, except as hereinafter provided.

                              EXPLANATORY STATEMENT

        Borrower is a direct or indirect subsidiary or affiliate of ARV Assisted Living, Inc, a Delaware corporation (the "Company"). At the request of the Company and the Borrower, BOCFC has agreed to make one or more loans to the Borrower in the aggregate amount of $13,382,200 (collectively the "LOAN"). The Loan to Borrower will be evidenced by one or more promissory notes of Borrower in favor of BOCFC (collectively the "BORROWER NOTES") and will be secured by one or more first lien deeds of trust (collectively the "SECURITY INSTRUMENTS") on certain parcels of real property and the improvements thereon owned by Borrower. The Company will provide a limited guaranty of the Loan. As an inducement to BOCFC to make the Loan to the Borrower, and without which BOCFC would not make the Loan to the Borrower, the Borrower has agreed to pay the Additional Consideration to the BOCFC in accordance with the terms and conditions of this Note and the Company has agreed to guaranty the obligations of Borrower under this Note. The Additional Consideration shall be in an amount equal to the profit which BOCFC would have realized if the Company had issued to BOCFC on the date hereof a Warrant to purchase the Warrant Shares (both as hereinafter defined), and BOCFC had exercised such Warrant in whole or in part, at such time or times as BOCFC determined and immediately sold the Warrant Shares issued upon such exercise, subject however to a stated minimum amount of $10.00.

        1. DEFINED TERMS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings (the definitions to be applicable to both the singular and the plural forms of the terms defined where either such form is used in this Note):

        "ADDITIONAL CONSIDERATION" means additional consideration payable to the Lender in connection with the Loans, in an amount equal to the greater of (i) the aggregate amount of the Warrant Profit or (ii) Ten Dollars ($10.00).

        "ADDITIONAL SHARES" means all shares of Stock issued by the Company after the date hereof, other than Warrant Shares.

        "ADJUSTMENT EVENT" means any of the following: (i) the Company makes a distribution on its Outstanding Stock in shares of stock or Convertible Securities; or (ii) the Company subdivides or reclassifies any of its Outstanding Stock into a greater number of shares; or (iii) the Company combines or reclassifies any of its Outstanding Stock into a smaller number of shares.

        "COMPANY" means ARV Assisted Living, Inc., a Delaware corporation, and includes any Person which shall succeed to or assume the obligations of the Company, through a restructuring or otherwise.

        "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, or options, warrants or other rights that are exercisable for, stock, that, when issued



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        upon such conversion, exchange or exercise would constitute Additional
        Shares, either immediately or upon the occurrence of a specified date or a specified event, but excluding the Warrant Shares.

        "EXERCISE PRICE" means the aggregate exercise price of all of the Warrant Shares issuable upon the exercise of the Warrants. The Exercise Price for the Warrant Shares shall be equal to 24,000 (the number of Warrant Shares, prior to any adjustment) multiplied by (ii) $3.93 per share (which is equal to the average of the per share closing prices of shares of Stock of the Company on the NASDAQ national market system for the ten (10) consecutive trading days prior to the date hereof).

        "INDEBTEDNESS" means the Additional Consideration, interest thereon and any other amounts due at any time under this Note.

        "LENDER" means BOCFC and any subsequent holder of this Note.

        "MINIMUM ADDITIONAL CONSIDERATION AMOUNT" shall mean the sum of Ten Dollars ($10.00).

        "OUTSTANDING STOCK" means as of any date, all shares of Stock then outstanding, plus the maximum number of shares of Stock issuable in respect of Convertible Securities and options and warrants to purchase Convertible Securities outstanding on such date (whether or not the right to convert, exchange or exercise thereunder are presently exercisable) including the maximum number of Warrant Shares then subject to issuance.

        "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or other entity or any government or any agency or political subdivision thereof.

        "REORGANIZATION EVENT" means any of the following events: (i) any capital reorganization, reclassification or recapitalization of the Company (other than any Adjustment Event); (ii) any merger or consolidation of the Company with or into another person; (iii) the sale or transfer of the property of the Company as an entirety or substantially as an entirety; and (iv) any dividend or distribution (other than an Adjustment Event) paid by the Company with respect to Outstanding Stock other than regular quarterly, semi-annual or annual dividends out of net income of the Company.

        "STOCK" shall mean the Common Stock of the Company, par value .01(cent), which is currently traded on the NASDAQ national market system.

        "WARRANT" means a warrant to purchase 24,000 shares of the Stock of the Company at a price per share of $3.93 (which equal to the average of the closing prices per share of the outstanding stock of the Company on the NASDAQ national market system for the ten (10) consecutive trading days immediately prior to the date hereof) and having the other terms and conditions set forth on Exhibit A attached hereto.

        "WARRANT EXERCISE EXPIRATION DATE" means the fifth (5th) anniversary of the date hereof.

        "WARRANT PROFIT" means the aggregate profit which would be realized upon the exercise of the Warrant, and the immediate sale of all of the Warrant Shares issued upon such exercise, which shall be equal to the difference between: (i) the total of the fair market value per share of the Warrant Shares on the day immediately preceding each date of exercise of the Warrant (which shall be equal to the closing price of the Stock (or other securities which would have been issuable upon exercise of the Warrant) on the NASDAQ national market system, or such other exchange on which the Stock



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        or such other securities are traded, on the day immediately preceding such date of exercise or, if the Stock or such other securities are not then traded on a national securities exchange at the time of exercise, the fair market value per share of the Outstanding Stock or such other securities on the day immediately preceding such date of exercise) multiplied by the number of Warrant Shares issuable upon such exercise; and (ii) the Exercise Price. The portion of the Warrant Profit which would be realized upon any partial exercise of the Warrant, and the immediate sale of all the Warrant Shares issued upon such partial exercise, shall be reasonably determined by Lender, taking into account any adjustments to the number of Warrant Shares in accordance with the terms and conditions of the Warrant set forth on Exhibit A attached hereto.

        "WARRANT SHARES" means 24,000 shares of Stock, as adjusted pursuant to the terms and conditions of the Warrant set forth on Exhibit A, issuable upon exercise of the Warrant. The term "Warrant Shares" shall include any other stock, securities or property which would have become issuable upon exercise of the Warrant by virtue of the occurrence of a Reorganization Event or Adjustment Event as set forth on Exhibit A.

        2. ADDRESS FOR PAYMENT. All payments due under this Note shall be payable at 150 E. Gay Street, 24th Floor, Columbus, Ohio 43215, or such other place as may be designated by written notice to Borrower from or on behalf of Lender.

        3. DEEMED ISSUANCE OF WARRANT; DEEMED EXERCISE. For purposes of computing the amount of Additional Consideration due hereunder: (a) the Warrant shall be deemed to have been issued by the Company to the Lender on the date hereof; (b) the Lender shall be deemed to have the right to exercise the Warrant, in whole or in part, at any time, and from time to time, between the date hereof and the Warrant Exercise Expiration Date (the "Deemed Exercise") by providing to the Borrower a notice of deemed exercise (the "Notice of Deemed Exercise") which shall set forth (i) the number of Warrant Shares covered by the Deemed Exercise; and (ii) the computation of the portion of the Warrant Profit realized in connection with such Deemed Exercise and the immediate sale of the Warrant Shares deemed to be issued upon such Deemed Exercise; and (c) the Lender shall be deemed to have all other rights provided in the terms and conditions of the Warrant set forth on Exhibit A.

        4. COMPUTATION AND PAYMENT OF INSTALLMENTS OF ADDITIONAL CONSIDERATION. The Additional Consideration shall be payable in installments, the number of which shall be equal to the number of Deemed Exercises of the Warrant. Each installment of Additional Consideration shall be due within ten
(10) days after demand by Lender which demand shall be made at the time of a Deemed Exercise of the Warrant. Lender shall make demand hereunder for each such installment of Additional Consideration by written notice to the Borrower (a "Demand Notice") which shall be accompanied by a Notice of Deemed Exercise of the Warrant. The installment of Additional Consideration due upon such demand shall be equal to the Warrant Profit, or portion thereof, resulting from the Deemed Exercise described in the Notice of Deemed Exercise accompanying the Demand Notice.

        5. MATURITY; FINAL PAYMENT. If not sooner paid, all amounts payable under this Note shall be due on the fifth anniversary of the date hereof (the "Maturity Date"). Any part of the Warrant for which a Notice of Deemed Exercise has not previously been provided to Borrower shall be considered to have been exercised on the Maturity Date (the "Maturity Date Deemed Exercise"), and Additional Consideration in an amount equal to the Warrant Profit realized in connection with the Maturity Date Deemed Exercise shall be due and payable to Lender within ten (10) days after the Maturity Date, without any notice or demand from Lender. If the total amount of Additional Consideration paid or payable hereunder as of the Maturity Date pursuant to Deemed Exercises of the Warrant (including any Maturity Date Deemed Exercise) is less than the Minimum Additional Consideration Amount, then Borrower shall pay to Lender within ten
(10) days after the Maturity Date an amount equal to the difference between the Minimum Additional Consideration



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Amount and the total amount of Additional Consideration paid or payable hereunder pursuant to Deemed Exercises of the Warrant. Notwithstanding the foregoing, if Lender has not notified Borrower, on or before the Maturity Date, of the portion of the Warrant Profit resulting from any Maturity Date Deemed Exercise, Borrower may, on the Maturity Date, request such a notification from Lender, and, if such request is made, payment of any such portion of the Warrant Profit shall not be due until ten (10) days after such notification is given by Lender to Borrower.

        6. APPLICATION OF PAYMENTS. If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the payment to amounts then due and payable in any manner and in any order determined by Lender, in Lender's discretion. Borrower agrees that neither Lender's acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender's application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

        7. LATE CHARGE. If any installment of Additional Consideration or other amounts due hereunder is not received by Lender within ten (10) days after demand therefor, Borrower shall pay to Lender, immediately and without further demand by Lender, a late charge equal to five percent (5%) of any such amount. Borrower acknowledges that its failure to make timely payment will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge payable in addition to, and not in lieu of, any interest payable pursuant to Paragraph 8.

        8. INTEREST. Any installment of Additional Consideration or any other payment due under this Note which remains past due for ten (10) days shall bear interest from the due date thereof until payment at the rate of twelve percent (12%) per annum.

        9. COSTS AND EXPENSES. Borrower shall pay on demand all expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.

        10. FORBEARANCE. Any forbearance by Lender in exercising any right or remedy under this Note or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.

        11. WAIVERS. Presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, and all endorsers and guarantors of this Note and all other third party obligors.

        12. LOAN CHARGES. If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with this Note is interpreted so that any interest or other charge provided for in this Note, whether considered separately or together with other charges provided



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for in the Loan Documents for the Loan (as defined in the Security Instruments pertaining to the Loan) violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced for the Borrower to the extent necessary to eliminate that violation. The amounts, if any, previously paid by Borrower to Lender in excess of the permitted amounts shall be applied by Lender to reduce any unpaid amounts due under this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness hereunder, and all other indebtedness of Borrower with respect to the Loan that constitute interest, as well as all other charges made in connection with the Loan that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of the Loan. Neither this Note nor any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the maximum interest rate permitted to be charged under applicable law.

        13. COMMERCIAL PURPOSE. Borrower represents that the Indebtedness is being incurred by Borrower solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family or household purposes.

        14. COUNTING OF DAYS. Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days.

        15. GOVERNING LAW. This Note shall be governed by the law of the state of California.

        16. CAPTIONS. The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note.



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        17.     NOTICES. All notices, requests and demand to or upon the parties to be given pursuant to this Note shall be deemed to have been given or made when delivered by hand, or when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when deposited with a nationally recognized courier service (e.g. Federal Express), or in the case of notice by facsimile transmission, when properly transmitted addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

                If to Borrower:         Retirement Inns III, LLC
                                        ARV Assisted Living, Inc.
                                        245 Fisher Avenue, D-1
                                        Costa Mesa, California 92626
                                        Attn: Abdo H. Khoury
                                              Senior Vice President

                If to Lender:           Banc One Capital Funding Corporation
                                        150 E. Gay Street
                                        24th Floor
                                        Columbus, Ohio 43215
                                        Attn: John W. Adams
                                              Executive Vice President

        18. NO RIGHT OR OBLIGATION TO ACQUIRE SECURITIES. This Note shall not constitute a warrant, option or other right, or any agreement or obligation, on the part of the Lender to purchase or otherwise acquire any Stock or other securities of the Company, or to make any payments to the Company in respect thereof. Rather, this Note evidences obligations on the part of Borrower to make monetary payments to Lender, the amount of which is measured by the profit which Lender would have realized if the Company had issued to Lender on the date hereof a warrant to purchase shares of Stock of the Company and Lender had exercised such warrant, in whole or in part, at such time or times as Lender determined, and immediately sold the shares of Stock issued upon such exercise. The monetary payments which Borrower is obligated to make hereunder shall be payable, without setoff or counterclaim, in lawful money of the United States of America.

        19. UNSECURED OBLIGATION; SURVIVAL. The liabilities and obligations of Borrower hereunder are unsecured; and such liabilities and obligations shall survive, and shall not be affected in any way, by repayment of the Loan or the release of any or all of the Security Instruments securing the Loan.

        20. TIME OF THE ESSENCE. Borrower agrees that time is strictly of the essence to this Note.

        21. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.



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        IN WITNESS WHEREOF, Borrower has signed and delivered this Note or has caused this Note to be signed and delivered by its duly authorized representative.



                                        BORROWER:

                                        RETIREMENT INNS III, LLC,
                                        a Delaware limited liability company

                                        By:
                                           -------------------------------------
                                        Abdo H. Khoury
                                        Manager



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